UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2013

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Agreement and Plan of Merger

On May 21, 2013, Li3 Energy Inc. (the “Company” or “Li3”) entered into an Agreement and Plan of Merger (the “Agreement”) with Blue Wolf Mongolia Holdings Corp. (“Blue Wolf”) and Blue Wolf Acquisition Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Blue Wolf (“Merger Sub”), pursuant to which Blue Wolf will acquire the Company (the “Merger” or “Transaction”). Pursuant to the terms of the Agreement, Merger Sub will merge with and into Li3 with Li3 surviving as a wholly-owned subsidiary of Blue Wolf. Concurrent with the closing of the Transaction (the “Closing”), the parties will file articles of merger with the Secretary of State of Nevada, in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”).

At the time when the Merger shall become effective (the “Effective Time”), the shareholders of the Company shall receive one ordinary share of Blue Wolf for every 250 shares of the Company’s common stock, par value $0.001 per share (the “Li3 common stock”) owned by them at the Effective Time (the “Merger Consideration”). In addition, each option and warrant to purchase shares of Li3 common stock which is outstanding immediately prior to the Effective Time shall be converted into a right to acquire one Ordinary Share for every 250 shares of Li3 common stock subject to each such Li3 option or warrant and on the same contractual terms and conditions as were in effect immediately prior to the Effective Time. Any fractional shares shall be rounded up to the nearest whole number.

Concurrent with the execution of the Agreement, Blue Wolf MHC, Ltd., Blue Wolf’s sponsor (the “Sponsor”), entered into an agreement with Blue Wolf (the “Sponsor Agreement”) pursuant to which it agreed to forfeit 1,610,000 (or 80%) of its founder shares (including all of the founder shares that were originally subject to forfeiture) and 3,333,333 (or 80%) of its sponsor warrants upon Closing. The remaining founder shares held by the Sponsor subsequent to the closing of the Transaction will not be subject to any forfeiture provisions currently in effect.

The Transaction is expected to be consummated no later than one business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Transaction,” unless the Company and Blue Wolf agree in writing to hold the Closing at another time but no later than July 22, 2013.

Conditions to Closing of the Transaction

The obligations of the parties to the Agreement to consummate the Transaction are subject to the satisfaction (or waiver by each other party) of the following specified conditions set forth in the Agreement before consummation of the Transaction:

•	the Blue Wolf registration statement registering the Merger Consideration shall have been declared effective by the SEC under the Securities Act of 1933, as amended (the “Act”) and no stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;

•	the Tender Offer shall have been completed and Blue Wolf shall have accepted for payment the Ordinary Shares validly tendered and not validly withdrawn pursuant to a Tender Offer;

•	the applicable waiting period (and any extension thereof) under any antitrust laws, if any, shall have expired or been terminated;

•	all consents required to be obtained from, or made with, any governmental authority in order to consummate the transactions contemplated by the Agreement shall have been obtained or made;

•	no governmental authority or regulatory agency shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and which has the effect of making the Transaction illegal or otherwise preventing or prohibiting consummation of the Transaction;

2

•	there shall be no pending action against any party or any affiliate, or any of their respective properties or assets, or any officer or director, in his or her capacity as such, of any party or any of their affiliates, with respect to the consummation of the Transaction or the transactions contemplated thereby which could reasonably be expected to have a material adverse effect; and

•	the Company shareholder approval of the Transaction shall have been obtained in accordance with the NRS and the Company’s articles of incorporation.

The obligation of the Company to consummate the Transaction is subject to satisfaction of the following conditions (or waiver in writing by the Company):

•	each of the representations and warranties of Blue Wolf being true and correct;

•	Blue Wolf having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants to be performed or complied with under the Agreement;

•	Blue Wolf having delivered to the Company a certificate, dated the closing date, signed by an executive officer of Blue Wolf in such capacity, certifying as to the satisfaction of certain of Blue Wolf’s conditions;

•	Blue Wolf having delivered to the Company a true copy of the resolutions of Blue Wolf’s board of directors authorizing the execution of the Agreement and the consummation of the transactions contemplated therein;

•	no material adverse effect shall have occurred with respect to Blue Wolf since the date of the Agreement;

•	Li3 shall have received a certificate of good standing of Blue Wolf issued by the appropriate governmental authority;

•	Li3 shall have received an opinion of counsel from Blue Wolf’s counsel in form and substance reasonably satisfactory to it, addressed to the Company and dated as of the closing date;

•	Blue Wolf having no less than $5 million, after payment of the purchase price for shares validly tendered in the Tender Offer and after payment of Blue Wolf’s expenses; and

•	Blue Wolf shall have caused the directors set forth in the Agreement to be appointed to the board of directors as of the closing date.

The obligation of Blue Wolf to consummate the Transaction is subject to satisfaction of the following conditions (or waiver in writing by Blue Wolf):

•	each of the representations and warranties of Li3 shall be true and correct in all material respects;

•	Li3 having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants to be performed or complied with under the Agreement;

•	Li3 having delivered to Blue Wolf a certificate, dated the closing date, signed by an executive officer of Li3 in such capacity certifying as to the satisfaction of certain of Li3’s conditions;

•	Li3 having delivered to Blue Wolf a true copy of the resolutions of Li3’s board of directors authorizing the execution of the Agreement and the consummation of the transactions contemplated therein;

•	no material adverse effect shall have occurred with respect to Li3 since the date of the Agreement;

3

•	Blue Wolf shall have received an opinion from Li3’s counsel in form and substance reasonably satisfactory to it, addressed to Blue Wolf and dated as of the closing date;

•	Blue Wolf shall have received a certificate of good standing of Li3 issued by the appropriate governmental authority;

•	Li3 shall have procured all of the third party consents required in order to effect the Closing.

•	Shareholders of Li3 holding a majority of the issued and outstanding Li3 common stock shall have entered into Lock-Up and Support Agreements with Blue Wolf and Li3 pursuant to which such Li3 shareholders agree to: (a) vote in favor of the Transaction and (b) be restricted from offering, issuing, granting any option on, selling, transferring or otherwise disposing of any shares of Li3 common stock or the Merger Consideration they receive until the earlier of (1) one year after the consummation of the Transaction or (2) the date on which we consummate a liquidation, merger, share exchange or other similar transaction after the Transaction that results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up Period”); provided, however, if the trading price of the Ordinary Shares reaches or exceeds $11.50 for any 20 trading days within any 30 trading day period during the Lock-Up Period, 50% of each shareholder’s Merger Consideration will be released from the lock-up and, if the trading price reaches or exceeds $15.00 for any 20 trading days within any 30 trading day period during the Lock-up Period, the remaining 50% of each shareholder’s Merger Consideration shall be released from the lock-up; and

•	Blue Wolf and Li3 shall have entered into an investor rights agreement modifying Li3’s previous agreement with POSCO, pursuant to which POSCO will be entitled to certain rights as a shareholder of combined company, including without limitation, preemptive rights, consent rights, information rights and the right to nominate one director to the board of directors.

Termination

The Agreement may be terminated prior to the Closing as follows:

•	by mutual written agreement of Blue Wolf and Li3;

•	by written notice by either Blue Wolf or Li3 if any of the closing conditions set forth in the Agreement have not been satisfied by Blue Wolf or Li3, as the case may be (or waived by Blue Wolf or Li3, as the case may be) by July 22, 2013. Notwithstanding the foregoing, the right to terminate shall not be available to Blue Wolf or Li3 if the failure by Blue Wolf, on one hand, or Li3, on the other hand, to fulfill any obligation under the Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before July 22, 2013;

•	by written notice by Blue Wolf, if (1) there has been a material breach by Li3 of any of its representations, warranties, covenants or agreements contained in the Agreement, or if any material representation or warranty of Li3 shall have become untrue or inaccurate, and (2) the breach or inaccuracy is incapable of being cured or is not cured within 20 days of notice of such breach or inaccuracy; and

•	by written notice by Li3, if (1) there has been a material breach by Blue Wolf of any of its material representations, warranties, covenants or agreements contained in the Agreement, or if any material representation or warranty of Blue Wolf shall have become untrue or inaccurate and (2) the breach or inaccuracy is incapable of being cured or is not cured within 20 days of notice of such breach or inaccuracy.

Effect of Termination

If the Agreement is terminated, it shall become void, and there shall be no liability on the part of any party thereto or any of their respective affiliates or directors, officers, employees, agents or other representatives of any of them, and all rights and obligations of each party thereto shall cease; except for liability for any fraud committed of the Agreement prior to termination.

4

Fees and Expenses

All expenses incurred in connection with the Agreement and the Transaction shall be paid by the party incurring such expense; provided, however, in the event the Agreement is terminated for any reason, Li3 shall pay Blue Wolf a termination fee of up to a maximum of $150,000 for expenses documented and actually incurred by Blue Wolf in connection with the preparation of the Agreement, the registration statement and the proxy solicitation and tender offer conducted by Blue Wolf prior to the execution of the Agreement.

Management Following the Transaction

Immediately following the Closing, the board of directors of Blue Wolf shall consist of seven members, four of whom shall be appointed by Li3 and three of whom shall be appointed by Blue Wolf. The following persons will serve as directors of Blue Wolf following the Closing: Luis Francisco Saenz, Patrick Cussen (Chairman), Patricio A. Campos, Harvey McKenzie, SungWon Lee, Myron Manternach and Jonathan Lee. Following the Closing, the following persons shall serve as the officers of Blue Wolf: Luis Francisco Saenz (President and Chief Executive Officer) and Luis Santillana (Chief Financial Officer).

Representations and Warranties

The Agreement contains a number of representations that each of Blue Wolf and Li3 have made to each other. These representations and warranties, among others, relate to the following: (i) Due Organization and Good Standing; (ii) Capitalization; (iii) Subsidiaries; (iv) Authorization; Binding Agreement; (v) Governmental Approvals; (vi) No Violations; (vii) SEC Filings and Financial Statements; (viii) Absence of Certain Changes; (ix) Absence of Undisclosed Liabilities; (x) Compliance with Laws; (xi) Regulatory Agreements; Permits; Qualifications; (xii) Litigation; (xiii) Restrictions on Business Activities; (xiv) Material Contracts; (xv) Intellectual Property; (xvi) Employee Benefit Plans; (xvii) Taxes and Returns; (xviii) Finders and Investment Bankers; (xix) Title to Property; Assets; (xx) Employee Matters; (xxi) Environmental Matters; (xxii)Transactions with Affiliates; (xxiii) Insurance; (xxiv) Books and Records; (xxv) Accounts Receivable; (xxvi) Title to Mining Concessions; (xxvii) Listing; (xxviii) Investment Company Act and (xxix) Information Supplied.

Certain of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the Agreement, material adverse effect means any occurrence, state of facts, change, event, effect or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of a party and its subsidiaries, taken as a whole, other than any occurrence, state of facts, change, event, effect or circumstance to the extent resulting from certain limited circumstances, including: (i) political instability, acts of terrorism or war, changes in national, international or world affairs, or other calamity or crisis, including without limitation as a result of changes in the international or domestic markets, so long as such party is not disproportionately affected thereby, (ii) any change affecting the United States economy generally or the economy of any region in which such party conducts business that is material to the business of such party, so long as such party is not disproportionately affected thereby, (iii) the announcement of the execution of the Agreement, or the pendency of the consummation of the transactions contemplated thereby, (iv) any change in United States generally accepted accounting principles or interpretation thereof after the date of the Agreement or (v) the execution and performance of or compliance with the Agreement.

Covenants of the Parties

Each of Blue Wolf and Li3 has agreed to use its commercially reasonable efforts to take all necessary actions to effect the Transaction and to comply as promptly as practicable with all requirements of governmental authorities applicable to the Transaction. Li3 also covenanted to conduct its business in a manner consistent with past practice, to consult with Blue Wolf and obtain the permission of the other party before, among other things, amending any of its organizational documents, modifying its outstanding equity interests, terminating or waiving any material right under any material contract, closing or materially reducing any of its activities, assuming additional obligations or liabilities other than in the ordinary course of business consistent with past practice. In addition, Blue Wolf and Li3 shall prepare and Blue Wolf shall file a registration statement under the Act registering the Merger Consideration. The registration statement will include a proxy statement/prospectus which Li3 shall cause to be mailed to its stockholders in connection with convening a meeting of stockholders to approve the Transaction. The Agreement also contains covenants related to notifications, exchange listing, access to information, and confidentiality. Furthermore, the Agreement also contains covenants which restrict and govern the activities of Li3 with respect to the solicitation or receipt of Acquisition Proposals.

5

Public Announcements

Blue Wolf and Li3 agreed not to make any public announcement with respect to the Agreement or the Transaction without the prior written consent of the other parties, except to the extent required by applicable law or the rules and regulations of a securities exchange, and in such case the party making such announcement shall provide the other parties with reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1.

Additional Agreements

Prior to the closing of the Transaction, Blue Wolf, Li3 and stockholders of Li3 holding a majority of the issued and outstanding shares of Li3 common stock will enter into Lock-Up and Support Agreements related to the Transaction. The Lock-Up and Support Agreements will provide that such Li3 shareholders agree to: (a) vote in favor of the Transaction and (b) be restricted from offering, issuing, granting any option on, selling, transferring or otherwise disposing of any shares of Li3 common stock or the Merger Consideration they receive until the earlier of (1) one year after the consummation of the Transaction or (2) the date on which Blue Wolf consummates a liquidation, merger, share exchange or other similar transaction after the Transaction that results in all of Blue Wolf’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Lock-up Period”); provided, however, if the trading price of the Ordinary Shares reaches or exceeds $11.50 for any 20 trading days within any 30 trading day period during the Lock-Up Period, 50% of each shareholder’s Merger Consideration will be released from the lock-up and, if the trading price reaches or exceeds $15.00 for any 20 trading days within any 30 trading day period during the Lock-up Period, the remaining 50% of each shareholder’s Merger Consideration shall be released from the lock-up.

Additionally, prior to the closing of the Transaction, Blue Wolf and Li3 will enter into an investor rights agreement with POSCO Canada Ltd. (“POSCO”), Li3’s largest individual shareholder (the “Investor Rights Agreement”). The Investor Rights Agreement, which will modify Li3’s current agreement with POSCO, will entitle POSCO to certain rights as a shareholder of the combined company, including without limitation, preemptive rights, consent rights, information rights and the right to nominate one director to the board of directors.

About Blue Wolf

Blue Wolf is a blank check company formed in the British Virgin Islands on March 11, 2011 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In July 2011, Blue Wolf completed its initial public offering of 8,050,000 units. Upon the closing of the initial public offering, Blue Wolf deposited $80,237,500 ($9.97 per share) in a trust account.

On April 15, 2013, Blue Wolf’s shareholders approved the extension of Blue Wolf’s corporate existence until July 22, 2013. Blue Wolf conducted a tender offer in connection with the extension, pursuant to which it purchased approximately 5.8 million public shares for an aggregate purchase price of approximately $57.8 million who. As a result, approximately $22.5 million remains in the trust account.

Additional Information

Blue Wolf intends to file with the SEC a Registration Statement on Form F-4, which will include a preliminary proxy statement/prospectus for Li3’s shareholders in connection with the Transaction. Li3 will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. Li3 stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and amendments thereto, and the definitive proxy statement/prospectus in connection with Li3’s solicitation of proxies for the special meeting to be held to approve the Transaction because it will contain important information about Blue Wolf, Li3 and the Transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Li3 as of a record date to be established for voting on the Transaction. Stockholders will also be able to obtain copies of the registration statement and the definitive proxy statement/prospectus, without charge, once available, at the SEC’s Internet site at www.sec.gov or by directing a request to: Luis Santillana, Marchant Pereira 150 Of. 803 Providencia, Santiago de Chile, Chile or via telephone or email at: +56 (2) 2896-9100 or luis.santillana@li3energy.com.

6

Item 7.01	Regulation FD Disclosure.

A copy of the materials to be presented to certain existing and potential shareholders of Li3 and Blue Wolf in connection with the Transaction is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On May 21, 2013, the Company issued a press release (the “Press Release”) announcing the execution of the Agreement with Blue Wolf.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 21, 2013, by and between Li3 Energy, Inc., Blue Wolf Mongolia Holdings Corp., and Blue Wolf Acquisition Sub, Inc.
99.1	Investor Presentation
99.2	Press Release

7

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: May 21, 2013	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer

8